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Each Warrant entitles the Warrant Holder to purchase one share of Common
Stock. The Warrants may only be exercised when either (a) a current registration statement under the Securities Act of 1933, as amended, is effective or (b) an exemption from such registration is available to the Company, in either case, without undue expense or hardship. Additionally, Warrants are only exercisable when such exercise, and the issuance of the underlying Common Stock, can be effected in compliance with applicable state Blue Sky laws. The Warrants are subject to redemption and may not be exercised after the redemption date.



W-_____                                                    __________ Warrants

                                                           CUSIP  ____________

                              WARRANT CERTIFICATE

                      American Educational Products, Inc.
                           (a Colorado corporation)

          This Warrant Certificate certifies that _______________ or registered assigns (the "Warrant Holder"), is the registered owner of the above-indicated number of Warrants ("Warrants") expiring at 5:00 p.m., Denver, Colorado, local time, on _______________ (the "Expiration Date"). Each Warrant entitles the Warrant Holder to purchase from American Educational Products, Inc. (the "Company"), a Colorado corporation, at any time before the Expiration Date, one fully paid and non-assessable share of Common Stock of the Company at a purchase price of $__________ per share (the "Exercise Price") upon surrender of this Warrant Certificate, with the exercise form hereon duly completed and executed, with payment of the Exercise Price, at the principal office of the Company, but only subject to the conditions set forth herein and in the Warrant Agreement. In addition, the Warrant Holder has the right to convert the Warrants evidenced by this Certificate into shares of Common Stock as provided in of the Warrant Agreement. All unexercised Warrants may be redeemed by the Company (i) upon 30 calendar days prior written notice to registered Warrant Holders and (ii) under certain conditions set forth in the Agreement between the Company and Corporate Stock Transfer, Inc.] as the Warrant Agent (the "Warrant Agreement"). No Warrant may be exercised or converted after such 30-day period. The Exercise Price, the number of shares purchasable upon exercise or conversion of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events set forth in the Warrant Agreement. Reference is hereby made to the other provisions of this Warrant Certificate and the provisions of the Warrant Agreement, all of which are hereby incorporated by reference herein and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

          Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Terms, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

          The Warrant Holder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants in the manner stated hereon and in the Warrant Agreement. The Exercise Price shall be payable in lawful money of the United States of America in cash or by certified or cashier's check or bank draft payable to the order of the Company. Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised. No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

          No Warrant may be exercised after 5:00 p.m., Colorado time, on the Expiration Date, and any Warrant not exercised by such time shall become void.

          COPIES OF THE WARRANT AGREEMENT, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE WARRANT HOLDERS, ARE ON FILE WITH THE WARRANT AGENT. ANY WARRANT HOLDER MAY OBTAIN A COPY OF THE WARRANT AGREEMENT, FREE OF CHARGE, BY A REQUEST TO THE PRINCIPAL OFFICE OF THE WARRANT AGENT.

          This Warrant Certificate, when surrendered to the Warrant Agent, in person or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, without payment of a charge, except for any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustment made in accordance with the Warrant Agreement.

          The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary. No Warrant Holder, as such, shall have the rights of a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificates.

          The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Agreement.

          Unless the amendment is able to be effected by the Company in accordance with the Warrant Agreement, the Warrant Agreement is subject to amendment only upon the approval of holders of not less than a majority of the outstanding Warrants, except that no such amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants. A copy of the Warrant Agreement shall be available at all reasonable times at the principal office of the Warrant Agent for inspection for any Warrant Holder. As a condition of such inspection, the Company may require any Warrant Holder to submit his Warrant Certificate for inspection.

          IMPORTANT: The Warrants represented by this Certificate may not be exercised by a Warrant Holder unless at the time of exercise the underlying shares of Common Stock are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the shares of Common Stock would be exempt under the applicable state securities laws. Although the underlying shares of Common Stock were qualified for sale in the states in which the Warrants were originally sold, the Company may not continue such qualifications for the life of the Warrants. Moreover, the Company may not qualify the underlying shares of Common Stock in any other states. Further, a registration statement under the Securities Act of 1933, as amended, covering the exercise of the Warrants must be in effect and current at the time of exercise unless the issuance of shares of Common Stock upon any exercise is exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the Warrants and the holder hereof would then only have the choice of either attempting to sell the Warrants, if a market existed therefor, or letting the Warrants expire.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of said officers' signatures, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:    _____________________         AMERICAN EDUCATIONAL PRODUCTS, INC.
                                        a Colorado corporation


By_____________________________         By: ________________________________
  Robert A. Scott, Secretary           Clifford D. Thygesen, President


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                                  ASSIGNMENT

           (Form of Assignment to be Executed if the Warrant Holder
                Desires to Transfer Warrants Evidenced Hereby)


          FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers to _________________________________________________.
              (Please print name and address including zip code)

                                   Please insert social security, federal
                                   tax ID number or other identifying
                                   number:

                                   ____________________________________


____________________ Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint ___________________________, Attorney, to transfer said Warrants on the books of the Company with full power of substitution.


Dated:__________________           ____________________________________
                                                  Signature
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of this Warrant
                                        Certificate.)


SIGNATURE GUARANTEED:


______________________________

Note: Any transfer or assignment of this Warrant Certificate is subject to compliance with the restrictions on transfer imposed under the Warrant Agreement.


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                                   EXERCISE

            (Form of Exercise to be Executed if the Warrant Holder
                Desires to Exercise Warrants Evidenced Hereby)

TO THE COMPANY:

          The undersigned hereby irrevocably elects to exercise ____________ Warrants represented by this Warrant Certificate and to purchase thereunder the full number of shares of Common Stock issuable upon exercise of said Warrants and enclose $__________ as the purchase price therefor, and requests that certificates for such shares shall be issued in the name of, and cash for any fractional shares shall be paid to,

                                   Please insert Social Security Number
                                   or other identifying number:

                                   ________________________________________

___________________________________________________________________________
(Please print name and address, including zip code)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.


Dated:__________________           Signature:


                                        ____________________________________
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of this
                                        Warrant Certificate)

SIGNATURE GUARANTEED:

______________________________

IMPORTANT: Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Company or the Company.